Exhibit 99.1

NEWS RELEASE

Chatham Lodging Trust Executes Credit Facility Amendment

Provides Ample Liquidity and Relieves Key Covenant Requirements

WEST PALM BEACH, Fla., May 6, 2020—Chatham Lodging Trust (NYSE: CLDT), a hotel real estate investment trust (REIT) focused on investing in upscale extended-stay hotels and premium branded, select-service hotels and owns 134 hotels wholly or through joint ventures, today announced that it amended its $250 million revolving credit facility.

Key terms of the amendment, which are applicable during the waiver period, are as follows:

•Waiver of key financial covenants through March 31, 2021.
•Allows for full utilization of entire $250 million credit facility.
•Applicable margin on borrowings set at LIBOR plus 250 basis points if borrowings on the credit facility are under $200 million and LIBOR plus 300 basis points if borrowings are over $200 million. LIBOR floor is set at 50 basis points.
◦The applicable margin was set to increase to 225 basis points.
•Equity pledges on the 18 borrowing base assets.
•Must maintain minimum liquidity of $25 million whether in cash or available capacity under the credit facility.
•Certain limitations on the incurrence of additional indebtedness.
•Common share dividends are allowed but limited to 100 percent of REIT taxable income, and any dividends paid would include a cash component no greater than the minimum percentage allowed under the Internal Revenue Code.

At March 31, 2020, Chatham had $173 million drawn on the credit facility. With this amendment, Chatham has estimated liquidity of $135 million including cash of approximately $58 million as of March 31, 2020, and remaining borrowing capacity on the credit facility of $77 million.

Additionally, Chatham has six unencumbered hotels with a total aggregate investment of $276 million as of March 31, 2020.

On a pro forma basis as of March 31, 2020, assuming the $250 million facility is fully drawn plus $495 million of outstanding secured debt, the company’s pro forma leverage would be 40 percent based on the ratio of the company’s pro forma net debt to hotel investments at cost.

Chatham’s current estimate of monthly cash flow after debt service and before capital expenditures is projected based on certain revenue per available room (RevPAR) levels (April RevPAR was approximately $24) and does not include any payments related to its Warner Center development which has been temporarily slowed due to restrictions related to COVID-19:

	Portfolio RevPAR
	$25	$50	$75	$100
Cash (used) / retained (in millions)	$(6.5)	$(3.5)	$(1.5)	$1.0

Participating lenders in the credit facility include Barclays Bank PLC, Regions Capital Markets, Citibank N.A., US Bank National Association, Wells Fargo Bank National Association, Bank of America N.A., Citizens Bank N.A. and BMO Harris Bank N.A.

“We very much appreciate the collaborative efforts of our participating lenders who worked with us to execute this amendment, further solidifying our financial position,” stated Jeremy Wegner, Chatham’s chief financial officer. “Going into this crisis, we maintained a conservative balance sheet with reasonable leverage and a mere $13 million of debt maturing before 2023. This amendment allows us to utilize the remaining committed capacity under our credit facility should it be necessary, and provides ample liquidity and flexibility to weather the adverse effects on cash flow resulting from COVID-19.”

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly-traded real estate investment trust focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns interests in 137 hotels totaling 18,783 rooms/suites, comprised of 42 properties it wholly owns with an aggregate of 6,283 rooms/suites in 15 states and the District of Columbia and a minority investment in two joint ventures that own 95 hotels with an aggregate of 12,500 rooms/suites. Additional information about Chatham may be found at chathamlodgingtrust.com.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include those with regard to the potential future impact of the COVID-19 pandemic, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include information about possible or assumed future results of the lodging industry and our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. These statements generally are characterized by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Important factors that we think could cause our actual results to differ materially from expected results are summarized below.

One of the most significant factors, however, is the ongoing impact of the current outbreak of the COVID-19 pandemic on the United States, regional and global economies, the broader financial markets, our customers and employees, governmental responses thereto and the operation changes we have and may implement in response thereto. The current outbreak of the COVID-19 pandemic has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In particular, it is difficult to fully assess the impact of the COVID-19 pandemic at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of federal, state and local governments' efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity.

Other risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC; inaccuracies of our accounting estimates and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies of fear of such events, such as the recent COVID-19 pandemic.

Given these uncertainties, undue reliance should not be placed on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. The forward-looking statements should also be read in light of the risk factors identified in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as updated by the Company's subsequent filings with the SEC under the Exchange Act.

Company:
Chatham Lodging Trust
Dennis Craven, 561-227-1386
dcraven@cl-trust.com